Exhibit 99.1

News

FOR IMMEDIATE RELEASE

Thermo Fisher Media Contact Information: Karen Kirkwood	Thermo Fisher Investor Contact Information: Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com

FEI Company Contact Information: Jason Willey
Phone: 503-726-2533
E-mail: jason.willey@fei.com
Website: www.fei.com

Thermo Fisher Scientific to Acquire FEI Company

•	Leading Electron Microscopy Platform Complements Mass Spectrometry Leadership to Accelerate Advancements in Structural Biology

•	Creates New Opportunities to Expand Presence in Attractive Materials Science Market

•	Proprietary, Global Services Business Generates High-Margin, Recurring Revenue Stream

•	Delivers Attractive Financial Benefits; Expected to be Immediately Accretive to Adjusted Earnings Per Share (EPS)

WALTHAM, Mass. and HILLSBORO, Ore., (May 27, 2016) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, and FEI Company (NASDAQ: FEIC), the leader in high-performance electron microscopy, today announced that their boards of directors have unanimously approved Thermo Fisher’s acquisition of FEI for $107.50 per share in cash. The transaction represents a purchase price of approximately $4.2 billion.

FEI designs, manufactures and supports high-performance electron microscopy workflows that provide images and information at micro-, nano- and picometer scales. Through its industry-leading offering, FEI enables customers across life sciences and materials science markets to make breakthrough discoveries and increase productivity. Based in Hillsboro, Oregon, FEI has more than 3,000 employees worldwide and maintains R&D, sales and manufacturing operations primarily in Europe and the U.S. The business, which had 2015 revenues of $930 million, will become part of Thermo Fisher’s Analytical Instruments Segment.

“The addition of FEI’s leading electron microscopy platform is an outstanding strategic fit with our company and will create significant value for our customers and our shareholders,” said Marc N. Casper, president and chief executive officer of Thermo Fisher Scientific. “In life sciences, there is growing adoption of electron microscopy to study the structure of proteins. The technologies we gain with FEI will complement our mass spectrometry leadership, putting Thermo Fisher in the best position to capitalize on this important trend. As the unrivaled leader in life sciences, we will also be able to leverage our global scale and commercial reach to extend the use of FEI’s products within our large biopharma customer base. Finally, the transaction will be immediately accretive to our earnings and will create value for our shareholders through cost and revenue synergies.”

Don Kania, president and chief executive officer of FEI, said, “We are pleased to reach this agreement with Thermo Fisher, which offers a number of important benefits to FEI shareholders, customers and employees. Our shareholders will see substantial and immediate value through the terms of this transaction. Our customers will benefit from the shared commitment Thermo Fisher and FEI have to innovation and customer service. And our employees will see new opportunities as our development and market expansion plans accelerate by being part of Thermo Fisher, a large and growing company. Fundamentally, this transaction bolsters our already strong position in the marketplace and allows us to play an increasing role in enabling our customers to accelerate breakthrough discoveries, increase productivity and provide solutions to global challenges.”

Casper concluded, “We are very excited to welcome our new colleagues from FEI to the Thermo Fisher team and look forward to realizing the significant benefits of the transaction for all our key stakeholders. FEI’s commitment to R&D, strong IP foundation, and excellent services and software offerings are a great fit with our Analytical Instruments business and will create exciting new opportunities to drive growth.”

Benefits of the Transaction

•	Leading Electron Microscopy Platform Complements Mass Spectrometry Leadership to Accelerate Advancements in Structural Biology. FEI’s high-end electron microscopes (EM) are complementary to Thermo Fisher’s mass spectrometry systems used for protein identification and characterization. FEI’s Cryo-EM technology, for example, is a disruptive technique used increasingly for the analysis of proteins in structural biology. With its global scale and commercial reach, Thermo Fisher also has the opportunity to drive the adoption of FEI’s technologies among its life sciences customers, particularly in biopharma.

•	Creates New Opportunities to Expand Presence in Attractive Materials Science Market. FEI brings unique imaging technologies that improve quality and productivity, and expand Thermo Fisher’s capabilities in materials science. Its 3D nano-characterization and nano-prototyping technologies, for example, are critical tools that support the growing trend toward development of devices that are increasingly smaller and more complex to manufacture. Thermo Fisher will benefit from FEI’s strong presence in the semiconductor market, creating a new growth opportunity within this customer set.

•	Proprietary, Global Services Business Generates High-Margin, Recurring Revenue Stream. FEI brings an industry-leading services business supported by more than 800 employees in over 20 countries, enabling customers to achieve maximum productivity from their instruments. The services business drives high-margin, recurring revenues that represent approximately 25% of total FEI sales, and will contribute to Thermo Fisher’s growing services capabilities.

•	Delivers Attractive Financial Benefits. The transaction is expected to be accretive to Thermo Fisher’s adjusted EPS[1] by $0.30 in the first full year after close. Thermo Fisher expects to realize total synergies of approximately $80 million by year three following the close, consisting of approximately $55 million of cost synergies and approximately $25 million of adjusted operating income[1] benefit from revenue-related synergies.

[1]	Adjusted earnings per share and adjusted operating income are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Approvals and Close

The transaction, which is expected to be completed by early 2017, is subject to the approval of FEI shareholders and the satisfaction of customary closing conditions, including applicable regulatory approvals. Thermo Fisher intends to use proceeds from committed debt financing and cash on hand to fund the transaction.

Advisors

JP Morgan is acting as financial advisor to Thermo Fisher, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel. Goldman, Sachs & Co. is acting as financial advisor to FEI, and Wilson Sonsini Goodrich & Rosati is serving as legal counsel.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS and adjusted operating income, which exclude certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition and significant transaction costs; restructuring and other costs/income; and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses that are either isolated or cannot be expected to occur again with any regularity or predictability, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and the results of discontinued operations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

Conference Call and Webcast

Thermo Fisher will host a conference call and webcast at 8:30 a.m. ET today to provide more information on this announcement. The webcast and accompanying slides can be accessed in the Investors section of www.thermofisher.com. An audio archive of the call will be available in that section of the website until June 27, 2016.

Conference Call Dial-in:	Domestic: (866) 610-1072
International: (973) 935-2840
Conference ID: 21001545

Replay Dial-in:	Dial-In: (800) 585-8367 or (404) 537-3406
Conference ID: 21001545

FEI Analyst Day Cancellation

As a result of today’s announcement, FEI is cancelling its previously announced Investor and Analyst Event scheduled for June 2, 2016, in New York, NY.

About Thermo Fisher

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, with revenues of $17 billion and more than 50,000 employees in 50 countries. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity. Through our premier brands – Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific and Unity Lab Services – we offer an unmatched combination of innovative technologies, purchasing convenience and comprehensive support. For more information, please visit www.thermofisher.com.

About FEI

FEI Company (Nasdaq: FEIC) designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 3,000 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed FEI transaction may not materialize as expected; the FEI transaction not being timely completed, if completed at all; prior to the completion of the transaction, FEI’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended April 2, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings,” and in other documents Thermo Fisher files with the SEC, and in FEI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended April 3, 2016, each of which is on file with the SEC and available in the investor relations section of FEI’s website, investor.fei.com, under the heading “SEC Filings,” and in other documents FEI files with the SEC. While Thermo Fisher or FEI may elect to update forward-looking statements at some point in the future, Thermo Fisher and FEI specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or FEI’s views as of any date subsequent to today.

Additional Information

In connection with the transaction, FEI intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, FEI will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF FEI ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT FEI WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FEI AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by FEI with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of FEI’s website (http://investor.fei.com).

Participants in the Solicitation

FEI and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from FEI’s stockholders with respect to the merger. Information about FEI’s directors and executive officers and their ownership of FEI’s common stock is set forth in the proxy statement for FEI’s 2016 Annual Meeting of Stockholders filed with the SEC on March 28, 2016. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2016 Annual Meeting of Stockholders filed with the SEC on April 5, 2016. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of FEI’s directors and executive officers in the merger, which may be different than those of FEI’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger when they become available, which will be filed with the SEC.